Exhibit 10.9

ANAPLAN, INC.

SUMMARY OF NON-PLAN STOCK PURCHASE (FOR CASH OR FULL-RECOURSE PROMISSORY NOTE; NON-PLAN)

The Purchaser is acquiring shares of the Common Stock of Anaplan, Inc. on the following terms:

Name of Purchaser:	Paul Melchiorre

Total Number of Purchased Shares:	1,000,000

Purchase Price per Share:	$4.59

Date of Purchase:	January 29, 2016

Vesting Commencement Date:	Service Commencement Date

Vesting Schedule:	The Right of Repurchase shall lapse with respect to the first 25% of the Purchased Shares when the Purchaser completes 12 months of continuous Service beginning with the Vesting Commencement Date set forth above. The Right of Repurchase shall lapse with respect to an additional 1/48th of the Purchased Shares when the Purchaser completes each month of continuous Service thereafter. In addition, you will vest in 25% of the shares of Restricted Stock in the event that: (1) Frederic Laluyaux is no longer the Chief Executive Officer of the Company for any reason, and (2) you resign your employment within 60 days following such occurrence.

Vesting Acceleration:	If the Company is subject to a Change in Control before the Purchaser’s Service terminates and the Purchaser is subject to an Involuntary Termination within 12 months after the Change in Control, the Right of Repurchase shall lapse upon the Service termination date with respect to 100% of the Purchased Shares then subject to the Right of Repurchase.

By signing below, the Purchaser and the Company agree that the acquisition of the Purchased Shares is governed by the terms and conditions of the Stock Purchase Agreement, which is attached to, and made a part of, this Summary of Stock Purchase. The Purchaser agrees to accept by email all documents relating to the Company, this purchase and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). The Purchaser also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify the Purchaser by email of their availability. The Purchaser acknowledges that he or she may incur costs in connection with electronic delivery, including the cost of accessing the internet and printing fees, and that an interruption of internet access may interfere with his or her ability to access the documents. This consent shall remain in effect until the Purchaser gives the Company written notice that it should deliver paper documents.

PURCHASER:	ANAPLAN, INC.

/s/ Paul Melchiorre	By:	/s/ Frederic Laluyaux
Paul Melchiorre	Name: Frederic Laluyaux
Title: Chief Executive Officer

Address for Mailing Stock Certificate:

2

ANAPLAN, INC.:

STOCK PURCHASE AGREEMENT (FOR CASH OR FULL-RECOURSE PROMISSORY NOTE; NON-PLAN)

SECTION 1. ACQUISITION OF SHARES.

(a) Transfer. On the terms and conditions set forth in the Summary of Stock Purchase and this Agreement, the Company agrees to transfer to the Purchaser the number of Shares set forth in the Summary of Stock Purchase. The transfer shall occur at the offices of the Company on the date of purchase set forth in the Summary of Stock Purchase or at such other place and time as the parties may agree.

(b) Consideration. The Purchaser agrees to pay the Purchase Price set forth in the Summary of Stock Purchase for each Purchased Share. The Purchase Price is agreed to be at least 100% of the Fair Market Value of the Purchased Shares. Payment shall be made on the date of purchase set forth in the Summary of Stock Purchase in cash or cash equivalents or by delivery of the Purchaser’s full-recourse promissory note (in the form attached hereto as Exhibit I) payable to the order of the Company in an amount equal to the Purchase Price of the Purchased Shares. If the Purchaser delivers a full-recourse Promissory Note as payment, then the Purchased Shares shall be pledged as security for payment of all amounts due under such note pursuant to a Stock Pledge Agreement (in the form attached hereto as Exhibit II), which Purchaser shall also execute and deliver to the Company on the transfer date.

(c) Defined Terms. Capitalized terms are defined in Section 13 of this Agreement.

SECTION 2. RIGHT OF REPURCHASE.

(a) Scope of Repurchase Right. Until they vest in accordance with the Summary of Stock Purchase and Subsection (b) below, the Purchased Shares shall be Restricted Shares and shall be subject to the Company’s Right of Repurchase. The Company, however, may decline to exercise its Right of Repurchase or may exercise its Right of Repurchase only with respect to a portion of the Restricted Shares. The Company may exercise its Right of Repurchase only during the Repurchase Period commencing on the termination of the Purchaser’s Service; provided that the Right of Repurchase may be exercised automatically under Subsection (d) below. If the Right of Repurchase is exercised, the Company shall pay the Purchaser an amount equal to the Purchase Price of each Restricted Share being repurchased. Notwithstanding the foregoing, to the extent Restricted Shares being repurchased pursuant to this Section 2(a) were paid for with a promissory note and there is outstanding indebtedness due under such note as of the date of repurchase, such Restricted Shares shall be repurchased by cancelling an amount of such outstanding indebtedness equal to the product of (a) the number of Restricted Shares so repurchased and (b) the Purchase Price (the “Repurchase Amount”), provided that if the Repurchase Amount exceeds such outstanding indebtedness, a number of Restricted Shares being repurchased equal to such excess amount divided by the Purchase Price shall be repurchased as provided in the immediately preceding sentence.

(b) Lapse of Repurchase Right. The Right of Repurchase shall lapse with respect to the Restricted Shares in accordance with the vesting schedule set forth in the Summary of Stock Purchase.

(c) Escrow. Upon issuance, the certificate(s) for Restricted Shares shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. Any additional or exchanged securities or other property described in Subsection (f) below shall immediately be delivered to the Company to be held in escrow. All ordinary cash dividends on Restricted Shares (or on other securities held in escrow) shall be paid directly to the Purchaser and shall not be held in escrow. Restricted Shares, together with any other assets held in escrow under this Agreement, shall be (i) surrendered to the Company for repurchase upon exercise of the Right of Repurchase or the Right of First Refusal or (ii) released to the Purchaser upon his or her request to the extent that the Shares have ceased to be Restricted Shares (but not more frequently than once every six months). In any event, all Purchased Shares that have ceased to be Restricted Shares, together with any other vested assets held in escrow under this Agreement, shall be released within 90 days after the earlier of (i) the termination of the Purchaser’s Service or (ii) the lapse of the Right of First Refusal. Notwithstanding the foregoing, shares subject to a Stock Pledge Agreement shall remain held in escrow until the pledge of those shares has been released.

(d) Exercise of Repurchase Right. The Company shall be deemed to have exercised its Right of Repurchase automatically for all Restricted Shares as of the commencement of the Repurchase Period, unless the Company during the Repurchase Period notifies the holder of the Restricted Shares pursuant to Section 9 that it will not exercise its Right of Repurchase for some or all of the Restricted Shares. The Company shall pay to the holder of the Restricted Shares the purchase price determined under Subsection (a) above for the Restricted Shares being repurchased. Payment shall be made in cash or cash equivalents and/or by canceling indebtedness to the Company incurred by the Purchaser in the purchase of the Restricted Shares. The certificate(s) representing the Restricted Shares being repurchased shall be delivered to the Company.

(e) Termination of Rights as Stockholder. If the Right of Repurchase is exercised in accordance with this Section 2 and the Company makes available the consideration for the Restricted Shares being repurchased, then the person from whom the Restricted Shares are repurchased shall no longer have any rights as a holder of the Restricted Shares (other than the right to receive payment of such consideration). Such Restricted Shares shall be deemed to have been repurchased pursuant to this Section 2, whether or not the certificate(s) for such Restricted Shares have been delivered to the Company or the consideration for such Restricted Shares has been accepted.

(f) Additional or Exchanged Securities and Property. In the event of a merger or consolidation of the Company, a sale of all or substantially all of the Company’s stock or assets, any other corporate reorganization, a stock split, the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities, any securities or other property (including cash or cash equivalents) that are by reason of such transaction exchanged for, or distributed with respect to, any Restricted Shares shall immediately be subject to the Right of Repurchase. Appropriate adjustments to reflect the exchange or distribution of such securities or property shall be made to the number and/or class of the Restricted Shares. Appropriate adjustments shall also be made to the price per share to be paid upon the exercise of the Right of Repurchase, provided that the aggregate purchase price payable for the Restricted Shares shall remain the same. In the event of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, the Right of Repurchase may be exercised by the Company’s successor.

(g) Transfer of Restricted Shares. The Purchaser shall not transfer, assign, encumber or otherwise dispose of any Restricted Shares without the Company’s written consent, except as provided in the following sentence. The Purchaser may transfer Restricted Shares to one or more members of the Purchaser’s Immediate Family or to a trust or partnership established by the Purchaser for the benefit of the Purchaser and/or one or more members of the Purchaser’s Immediate Family, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Purchaser transfers any Restricted Shares, then this Agreement shall apply to the Transferee to the same extent as to the Purchaser.

(h) Assignment of Repurchase Right. The Board of Directors may freely assign the Company’s Right of Repurchase, in whole or in part. Any person who accepts an assignment of the Right of Repurchase from the Company shall assume all of the Company’s rights and obligations under this Section 2.

(i) Part-Time Employment and Leaves of Absence. If the Purchaser commences working on a part-time basis, then the Company may adjust the vesting schedule set forth in the Summary of Stock Purchase. If the Purchaser goes on a leave of absence, then the Company may adjust the vesting schedule set forth in the Summary of Stock Purchase in accordance with the Company’s leave of absence policy or the terms of such leave. Except as provided in the preceding sentence, Service shall be deemed to continue while the Purchaser is on a bona fide leave of absence, if (i) such leave was approved by the Company in writing and (ii) continued crediting of Service is expressly required by the terms of such leave or by applicable law (as determined by the Company). Service shall be deemed to terminate when such leave ends, unless the Purchaser immediately returns to active work.

SECTION 3. RIGHT OF FIRST REFUSAL.

(a) Right of First Refusal. In the event that the Purchaser proposes to sell, pledge or otherwise transfer to a third party any Purchased Shares, or any interest in Purchased Shares, the Company shall have the Right of First Refusal with respect to all (and not less than all) of such Purchased Shares. If the Purchaser desires to transfer Purchased Shares, the Purchaser shall give a written Transfer Notice to the Company describing fully the proposed transfer, including the number of Purchased Shares proposed to be transferred, the proposed transfer price, the name and address of the proposed Transferee and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal, State or foreign securities laws. The

Transfer Notice shall be signed both by the Purchaser and by the proposed Transferee and must constitute a binding commitment of both parties to the transfer of the Purchased Shares. The Company shall have the right to purchase all, and not less than all, of the Purchased Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted under Subsection (b) below) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company.

(b) Transfer of Shares. If the Company fails to exercise its Right of First Refusal within 30 days after receiving the Transfer Notice, the Purchaser may, not later than 90 days after the Company received the Transfer Notice, conclude a transfer of the Purchased Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice, provided that any such sale is made in compliance with applicable federal, State and foreign securities laws and not in violation of any other contractual restrictions to which the Purchaser is bound. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Purchaser, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in Subsection (a) above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Purchased Shares on the terms set forth in the Transfer Notice within 60 days after the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Purchased Shares was to be made in a form other than cash or cash equivalents paid at the time of transfer, the Company shall have the option of paying for the Purchased Shares with cash or cash equivalents equal to the present value of the consideration described in the Transfer Notice.

(c) Additional or Exchanged Securities and Property. In the event of a merger or consolidation of the Company, a sale of all or substantially all of the Company’s stock or assets, any other corporate reorganization, a stock split, the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities, any securities or other property (including cash or cash equivalents) that are by reason of such transaction exchanged for, or distributed with respect to, any Purchased Shares subject to this Section 3 shall immediately be subject to the Right of First Refusal. Appropriate adjustments to reflect the exchange or distribution of such securities or property shall be made to the number and/or class of the Purchased Shares subject to this Section 3.

(d) Termination of Right of First Refusal. Any other provision of this Section 3 notwithstanding, in the event that the Stock is readily tradable on an established securities market when the Purchaser desires to transfer Purchased Shares, the Company shall have no Right of First Refusal, and the Purchaser shall have no obligation to comply with the procedures prescribed by Subsections (a) and (b) above.

(e) Permitted Transfers. This Section 3 shall not apply to (i) a transfer by beneficiary designation, will or intestate succession or (ii) a transfer to one or more members of the Purchaser’s Immediate Family or to a trust or partnership established by the Purchaser for the benefit of the Purchaser and/or one or more members of the Purchaser’s Immediate Family, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Purchaser transfers any Purchased Shares, either under this Subsection (e) or after the Company has failed to exercise the Right of First Refusal, then this Agreement shall apply to the Transferee to the same extent as to the Purchaser.

(f) Termination of Rights as Stockholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased in accordance with this Section 3, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

(g) Assignment of Right of First Refusal. The Board of Directors may freely assign the Company’s Right of First Refusal, in whole or in part. Any person who accepts an assignment of the Right of First Refusal from the Company shall assume all of the Company’s rights and obligations under this Section 3.

SECTION 4. OTHER RESTRICTIONS ON TRANSFER.

(a) Purchaser Representations. In connection with the issuance and acquisition of Shares under this Agreement, the Purchaser hereby represents and warrants to the Company as follows:

(i) The Purchaser is acquiring and will hold the Purchased Shares for investment for his or her account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(ii) The Purchaser understands that the Purchased Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Purchased Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or the Purchaser obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. The Purchaser further acknowledges and understands that the Company is under no obligation to register the Purchased Shares.

(iii) The Purchaser is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including (without limitation) the availability of certain current public information about the issuer, the resale occurring only after the holding period required by Rule 144 has been satisfied, the sale occurring through an unsolicited “broker’s transaction,” and the amount of securities being sold during any three-month period not exceeding specified limitations. The Purchaser acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

(iv) The Purchaser will not sell, transfer or otherwise dispose of the Purchased Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act. The Purchaser agrees that he or she will not dispose of the Purchased Shares unless and until he or she has complied with all requirements of this Agreement applicable to the disposition of Purchased Shares and he or she has provided the Company with written assurances, in substance and form satisfactory to the Company, that (A) the proposed disposition does not require registration of the Purchased Shares under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken and (B) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Purchased Shares under the securities laws or regulations of any State.

(v) The Purchaser has been furnished with, and has had access to, such information as he or she considers necessary or appropriate for deciding whether to invest in the Purchased Shares, and the Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Purchased Shares.

(vi) The Purchaser is aware that his or her investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Purchaser is able, without impairing his or her financial condition, to hold the Purchased Shares for an indefinite period and to suffer a complete loss of his or her investment in the Purchased Shares.

(b) Securities Law Restrictions. Regardless of whether the offering and sale of Shares have been registered under the Securities Act or have been registered or qualified under the securities laws of any State, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Purchased Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any State or any other law.

(c) Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, the Purchaser or a Transferee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Company or its managing underwriter. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriter. In no event, however, shall such period exceed 180 days. The Market Stand-Off shall in any event terminate two years after the date of the Company’s initial public offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Subsection (c). This Subsection (c) shall not apply to Shares registered in the public offering under the Securities Act.

(d) Rights of the Company. The Company shall not be required to (i) transfer on its books any Purchased Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Purchased Shares have been transferred in contravention of this Agreement.

SECTION 5. SUCCESSORS AND ASSIGNS.

Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Purchaser and the Purchaser’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

SECTION 6. NO RETENTION RIGHTS.

Nothing in this Agreement shall confer upon the Purchaser any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Purchaser) or of the Purchaser, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

SECTION 7. TAX ELECTION.

The acquisition of the Purchased Shares may result in adverse tax consequences that may be avoided or mitigated by filing an election under Code Section 83(b). Such election may be filed only within 30 days after the date of purchase set forth in the Summary of Stock Purchase. The form for making the Code Section 83(b) election is attached to this Agreement as an Exhibit. The Purchaser should consult with his or her tax advisor to determine the tax consequences of acquiring the Purchased Shares and the advantages and disadvantages of filing the Code Section 83(b) election. The Purchaser acknowledges that it is his or her sole responsibility, and not the Company’s, to file a timely election under Code Section 83(b), even if the Purchaser requests the Company or its representatives to make this filing on his or her behalf.

SECTION 8. LEGENDS.

All certificates evidencing Purchased Shares shall bear the following legends:

“THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES AND CERTAIN REPURCHASE RIGHTS UPON TERMINATION OF SERVICE WITH THE COMPANY. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

If required by the authorities of any State in connection with the issuance of the Purchased Shares, the legend or legends required by such State authorities shall also be endorsed on all such certificates.

SECTION 9. NOTICE.

Any notice required by the terms of this Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or (iii) deposit with Federal Express Corporation, with shipping charges prepaid. Notice shall be addressed to the Company at its principal executive office and to the Purchaser at the address that he or she most recently provided to the Company in accordance with this Section 9.

SECTION 10. ADJUSTMENT OF SHARES; CORPORATE TRANSACTIONS

(a) General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a reclassification, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Company, proportionate adjustments shall automatically be made to the Shares described hereunder.

(b) Corporate Transactions. the event that the Company is a party to a merger or consolidation, or in the event of a sale of all or substantially all of the Company’s stock or assets, all Shares acquired under this Agreement shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Board of Directors, with such determination having final and binding effect), which agreement or determination need not treat all Shares in an identical manner. The treatment specified in the transaction agreement may include (without limitation) one or more of the following:

(i) The assumption, substitution or continuation of any or all unvested Restricted Shares;

(ii) The acceleration of vesting of any or all unvested Restricted Shares, subject to the consummation of such transaction; or

(iii) The cancellation of any or all unvested Restricted Shares as of the consummation of such transaction; provided that in connection with such cancellation there is a payment to the Purchaser of an amount equal to the number of Restricted Shares being cancelled multiplied by the per-share consideration being paid for Shares in connection with such transaction.

SECTION 11. ENTIRE AGREEMENT.

The Summary of Stock Purchase and this Agreement constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

SECTION 12. CHOICE OF LAW.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

SECTION 13. DEFINITIONS.

(a) “Agreement” shall mean this Stock Purchase Agreement.

(b) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time or, if a Committee has been appointed, such Committee.

(c) “Cause” shall have the meaning provided in the employment offer letter dated December 21, 2015 (the “Offer Letter”) between the Purchaser and the Company.

(d) “Change in Control” shall mean (i) the consummation of a merger or consolidation of the Company with or into another entity, (ii) the sale of all or substantially all of the assets of the Company or (iii) the dissolution, liquidation or winding up of the Company. The foregoing notwithstanding, a merger or consolidation of the Company shall not constitute a “Change in Control” if immediately after such merger or consolidation a majority of the voting power of the capital stock of the continuing or surviving entity, or any direct or indirect parent corporation of such continuing or surviving entity, will be owned by the persons who were the Company’s stockholders immediately prior to such merger or consolidation in substantially the same proportions as their ownership of the voting power of the Company’s capital stock immediately prior to such merger or consolidation.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “Committee” shall mean a committee of the Board of Directors.

(g) “Company” shall mean Anaplan, Inc., a Delaware corporation.

(h) “Consultant” shall mean a person, excluding Employees and Outside Directors, who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor and who qualifies as a consultant or advisor under Rule 701(c)(1) of the Securities Act or under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

(i) “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(j) “Fair Market Value” shall mean the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

(k) “Good Reason” shall have the meaning provided in the Offer Letter.

(l) “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

(m) “Involuntary Termination” shall mean the termination of the Purchaser’s Service by reason of:

(i) The involuntary discharge of the Purchaser by the Company (or the Parent or Subsidiary employing him or her) for reasons other than Cause; or

(ii) The voluntary resignation of the Purchaser for Good Reason.

(n) “Outside Director” shall mean a member of the Board of Directors who is not an Employee.

(o) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(p) “Purchased Shares” shall mean the Shares purchased by the Purchaser pursuant to this Agreement.

(q) “Purchase Price” shall mean the amount for which one Share may be purchased pursuant to this Agreement, as specified in the Summary of Stock Purchase.

(r) “Purchaser” shall mean the person named in the Summary of Stock Purchase.

(s) “Repurchase Period” shall mean a period of 90 consecutive days commencing on the date when the Purchaser’s Service terminates for any reason, including (without limitation) death or disability.

(t) “Restricted Share” shall mean a Purchased Share that is subject to the Right of Repurchase.

(u) “Right of First Refusal” shall mean the Company’s right of first refusal described in Section 3.

(v) “Right of Repurchase” shall mean the Company’s right of repurchase described in Section 2.

(w) “Securities Act” shall mean the Securities Act of 1933, as amended.

(x) “Service” shall mean service as an Employee, Outside Director or Consultant.

(y) “Service Commencement Date” shall mean the date on which the Purchaser’s Service with the Company commenced.

(z) “Share” shall mean one share of Stock, as adjusted in accordance with Section 10 of this Agreement.

(aa) “Stock” shall mean the Common Stock of the Company.

(bb) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(cc) “Summary of Stock Purchase” shall mean the document so entitled to which this Agreement is attached.

(dd) “Transferee” shall mean any person to whom the Purchaser has directly or indirectly transferred any Purchased Share.

(ee) “Transfer Notice” shall mean the notice of a proposed transfer of Purchased Shares described in Section 3.

EXHIBIT I

FULL-RECOURSE PROMISSORY NOTE

$4,590,000	San Francisco, CA

FOR VALUE RECEIVED, the undersigned Borrower promises to pay to Anaplan, Inc. (the “Company”) at its principal executive offices the principal sum of four million five hundred ninety thousand dollars and zero cents ($4,590,000), together with interest from the date of this Note on the unpaid principal balance, upon the terms and conditions specified below. Terms not otherwise defined herein have the meaning given to them the Stock Purchase Agreement between Borrower and Company dated as of January 29, 2016 (the “Agreement”).

(i) Term. The principal balance of this Note, together with all interest accrued and unpaid to date, shall be due and payable in full at the close of business on January 27, 2023.

(ii) Rate of Interest. Interest shall accrue under this Note on any unpaid principal balance at the rate of 1.81% per annum, compounded annually.

(iii) Prepayment. Prepayment of principal and interest may be made at any time, without penalty. Borrower shall prepay any unpaid principal and accrued interest with the net proceeds from any sale of Shares, including (without limitation) a sale of Shares to the Company.

(iv) Events of Acceleration. The entire unpaid principal sum and accrued interest under this Note shall become immediately due and payable upon the earliest of:

(a) The latest date when repayment must be made in order to prevent a violation of Section 13(k) of the Securities Exchange Act of 1934, as amended;

(b) The date when the Borrower disposes of all remaining Shares, including (without limitation) a sale of Shares to the Company;

(c) The failure of the Borrower to pay when due the principal balance and accrued interest under this Note;

(d) The filing of a petition by or against the Borrower under any provision of the Bankruptcy Reform Act (Title 11 of the United States Code), as amended or recodified from time to time, or under any other law relating to bankruptcy, insolvency, reorganization or other relief for debtors;

(e) The appointment of a receiver, trustee, custodian or liquidator of or for any part of the assets or property of the Borrower;

(f) The execution by the Borrower of a general assignment for the benefit of creditors;

(g) The insolvency of the Borrower or the Borrower’s failure to pay his or her debts as they become due;

(h) Any attachment or like levy on any property of the Borrower; or

(i) The occurrence of an event of default under the Stock Pledge Agreement securing this Note (the “Pledge Agreement”).

In the event that the Borrower only disposes of a portion of the Shares, the sales proceeds shall be applied to the unpaid principal sum and accrued interest under this Note to the extent required by the Pledge Agreement.

(i) Security and Full Recourse. The Borrower’s obligations under this Note shall be secured by a first-priority security interest in all of the Shares. The Shares shall be pledged pursuant to the Pledge Agreement, all terms of which are incorporated herein by this reference. Regardless of any collateral that may secure the Borrower’s obligations under this Note, the Borrower shall remain personally liable for the payment in full of any indebtedness owing under this Note. The Company shall have recourse to any and all other assets of the Borrower, in addition to any Shares pledged pursuant to the Pledge Agreement, to satisfy the Borrower’s obligations hereunder.

(ii) Collection and Attorneys’ Fees. If any action is instituted to collect this Note, the Borrower promises to pay all reasonable costs and expenses (including reasonable attorney’s fees) incurred by the Company in connection with such action.

(iii) Waiver. No previous waiver and no failure or delay by the Company or the Borrower in acting with respect to the terms of this Note or the Pledge Agreement shall constitute a waiver of any breach, default or failure of condition under this Note, the Pledge Agreement or the obligations secured thereby. A waiver of any term of this Note, the Pledge Agreement or of any of the obligations secured thereby must be made in writing and signed by a duly authorized officer of the Company and shall be limited to the express terms of such waiver. The Borrower hereby expressly waives presentment and demand for payment when any payments are due under this Note.

(iv) Conflicting Agreements. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by this Note, the terms of this Note shall prevail.

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(v) Governing Law. This Note shall be construed in accordance with the laws of the State of California (without regard to their choice-of-law provisions).

ANAPLAN, INC.		/s/ Paul Melchiorre
Paul Melchiorre

By:	/s/ Frederic Laluayux	Address:
Name: Frederic Laluyaux
Title: Chief Executive Officer

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EXHIBIT II

STOCK PLEDGE AGREEMENT

In order to secure payment of all obligations of Key Employee (the “Borrower”) to Anaplan, Inc., a Delaware corporation (the “Company”), under the promissory note dated January 29, 2016, in the original principal amount of four million five hundred ninety thousand dollars and zero cents ($4,590,000), (the “Note”), the Borrower hereby grants to the Company a security interest in, and assigns, transfers and pledges to the Company, the following securities and other property:

(a) The 1,000,000 shares of the Company’s Common Stock delivered to and deposited with the Company as collateral for the Note (the “Shares”); and

(b) Any and all new, additional or different securities or other property subsequently distributed with respect to the Shares that are to be delivered to and deposited with the Company pursuant to the requirements of Section 3 of this Agreement; and

(c) Any and all other property and money that is delivered to or comes into the possession of the Company pursuant to the terms and provisions of this Agreement; and

(d) The proceeds of any sale, exchange or disposition of the property and securities described in Subsection (a), (b) or (c) above.

All of the foregoing securities, property and money are referred to herein as the “Collateral” and shall be accompanied by one or more stock power assignments properly endorsed to the Company by the Borrower. The Company shall hold the Collateral in accordance with the following terms and provisions:

SECTION 1. WARRANTIES.

The Borrower hereby warrants to the Company that the Borrower is the owner of the Collateral and has the right to pledge the Collateral and that the Collateral is free from all liens, advance claims and other security interests (other than those created hereby).

SECTION 2. RIGHTS AND POWERS.

The Company may, without obligation to do so, exercise one or more of the following rights and powers with respect to the Collateral:

(a) Accept in its discretion, but subject to the applicable limitations of Section 7, other property of the Borrower in exchange for all or part of the Collateral and release Collateral to the Borrower to the extent necessary to effect such exchange, and in such event the money, property or securities received in the exchange shall be held by the Company as substitute security for the Note and all other indebtedness secured hereunder;

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(b) Perform such acts as are necessary to preserve and protect the Collateral and the rights, powers and remedies granted with respect to such Collateral by this Agreement; and

(c) Transfer record ownership of the Collateral to the Company or its nominee and receive, endorse and give receipt for, or collect by legal proceedings or otherwise, dividends or other distributions made or paid with respect to the Collateral, but only if there exists at the time an outstanding event of default under Section 8 of this Agreement.

Any action by the Company pursuant to the provisions of this Section 2 may be taken without notice to the Borrower. Any costs or expenses (including attorneys’ fees) reasonably incurred in connection with any such action shall be payable by the Borrower and form part of the indebtedness secured hereunder, as provided in Section 11.

As long as there exists no event of default under Section 8 of this Agreement, the Borrower may exercise all stockholder voting rights and shall be entitled to receive any and all regular cash dividends paid on the Collateral. Accordingly, until such time as an event of default occurs under this Agreement, all proxy statements and other stockholder materials pertaining to the Collateral shall be delivered to the Borrower at the address indicated below; provided, however, that if an event of default has occurred hereunder and is continuing, any or all Collateral may be registered, without notice, in the name of the Company or its nominee, and thereafter the Company or its nominee may exercise, without notice, all voting and corporate rights at any meeting of the stockholders of the Company, any and all rights of conversion, exchange or subscription, or any other rights, privileges or options pertaining to the Collateral, all as if the Company were the absolute owner thereof.

Any cash sums that the Company may receive in the exercise of its rights and powers under this Section 2 shall be applied to the payment of the Note and any other indebtedness secured hereunder, in such order of application as the Company deems appropriate. Any remaining cash shall be paid over to the Borrower.

SECTION 3. DUTY TO DELIVER.

Any new, additional or different securities that may now or hereafter become distributable with respect to the Collateral by reason of (i) any stock dividend, stock split or reclassification of the capital stock of the Company or (ii) any merger, consolidation or other reorganization affecting the capital structure of the Company shall, upon receipt by the Borrower, be promptly delivered to and deposited with the Company as part of the Collateral hereunder. Such securities shall be accompanied by one or more properly endorsed stock power assignments.

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SECTION 4. CARE OF COLLATERAL.

The Company shall exercise reasonable care in the custody and preservation of the Collateral but shall have no obligation to initiate any action with respect to, or otherwise inform the Borrower of, any conversion, call, exchange right, preemptive right, subscription right, purchase offer or other right or privilege relating to or affecting the Collateral; provided, however, that the Company will notify the Borrower of any such rights of the Borrower to protect against adverse claims or to protect the Collateral against the possibility of a decline in market value. The Company shall not be obligated to take any action with respect to the Collateral requested by the Borrower unless the request is made in writing and the Company determines that the requested action will not unreasonably jeopardize the value of the Collateral as security for the Note and other indebtedness secured hereunder.

The Company may at any time release and deliver all or part of the Collateral to the Borrower, and the receipt thereof by the Borrower shall constitute a complete and full acquittance for the Collateral so released and delivered. The Company shall accordingly be discharged from any further liability or responsibility for the Collateral, and the released Collateral shall no longer be subject to the provisions of this Agreement. However, any and all releases of the Collateral shall be effected in compliance with the applicable limitations of Section 7.

SECTION 5. PAYMENT OF TAXES AND OTHER CHARGES.

The Borrower shall pay, prior to the delinquency date, all taxes, liens, assessments and other charges against the Collateral, and in the event of the Borrower’s failure to do so, the Company may at its election pay any or all of such taxes and charges without contesting the validity or legality thereof. The payments so made shall become part of the indebtedness secured hereunder and, until paid, shall bear interest at the minimum per annum rate, compounded annually, required to avoid the imputation of interest income to the Company and compensation income to the Borrower under the federal tax laws.

SECTION 6. TRANSFER OF COLLATERAL.

In connection with the transfer or assignment of all or part of the indebtedness evidenced by the Note (whether by negotiation, discount or otherwise), the Company may transfer all or any part of the Collateral, and the transferee shall thereupon succeed to all the rights, powers and remedies granted the Company hereunder with respect to the Collateral so transferred. Upon such transfer, the Company shall be fully discharged from all liability and responsibility for the transferred Collateral. With respect to any Collateral not transferred, the Company shall retain all rights, powers, privileges and remedies provided herein.

SECTION 7. RELEASE OF COLLATERAL.

Provided that (i) all indebtedness secured hereunder (other than payments not yet due and payable under the Note) has at the time been paid in full or cancelled and (ii) there does not otherwise exist any event of default under Section 8, the Shares, together with any additional Collateral that may hereafter be pledged and deposited hereunder, shall be released from pledge and returned to the Borrower in accordance with the following provisions:

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(a) Upon payment or prepayment of principal under the Note, together with payment of all accrued interest to date, one or more of the Shares shall (subject to the applicable limitations of Subsections (d) and (e) below) be released to the Borrower within three business days after such payment or prepayment. The number of Shares to be so released shall be equal to the number obtained by multiplying (i) the total number of Shares held under this Agreement at the time of the payment or prepayment by (ii) a fraction, the numerator of which shall be the amount of the principal paid or prepaid and the denominator of which shall be the unpaid principal balance of the Note immediately prior to such payment or prepayment. In no event, however, shall any fractional Shares be released.

(b) One or more of the Shares shall (subject to the applicable limitations of Subsections (d) and (e) below) be released to a stockbroker designated in writing by the Borrower and satisfactory to the Company for the sole purpose of effecting an immediate sale of the released Shares for cash, provided that such stockbroker agrees to forward the sales proceeds (up to the balance of principal and interest due under the Note) directly to the Company to be used to satisfy the Note.

(c) Any additional Collateral that may hereafter be pledged and deposited with the Company (pursuant to the requirements of Section 3) with respect to the Shares shall be released at the same time as the particular Shares to which the additional Collateral relates are to be released in accordance with the applicable provisions of Subsection (a) or (b) above. Under no circumstances, however, shall any Shares or any other Collateral be released if previously applied to the payment of any indebtedness secured hereunder.

(d) In no event shall any Shares be released pursuant to Subsection (a), (b) or (c) above if, and to the extent that, the fair market value of the Shares and all other Collateral that would otherwise remain in pledge under this Agreement immediately after the release would be less than the unpaid balance of the Note (principal and accrued interest).

(e) To the extent required by regulations of the Federal Reserve Board pertaining to margin securities, the number of Shares to be released pursuant to Subsection (a), (b) or (c) above shall be reduced.

SECTION 8. EVENTS OF DEFAULT.

The occurrence of one or more of the following events shall constitute an event of default under this Agreement:

(a) Any default in the payment or performance of any obligation or any defined event of default under the Note;

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(b) The Borrower’s failure to perform any obligation or agreement contained herein;

(c) The discovery that any warranty made by the Borrower herein is incorrect, false or misleading in any material respect; or

(d) Any attachment or like levy on any property of the Borrower.

Upon the occurrence of any such event of default, the Company may, at its election, declare the Note and all other indebtedness secured hereunder to be immediately due and payable and may exercise any or all of the rights and remedies granted to a secured party under the provisions of the Uniform Commercial Code (as now or hereafter in effect), including (without limitation) the power to dispose of the Collateral by public or private sale or to accept the Collateral in full payment of the Note and all other indebtedness secured hereunder.

Any proceeds realized from the disposition of the Collateral pursuant to the foregoing power of sale shall be applied first to the payment of reasonable expenses incurred by the Company in connection with the disposition, then to the payment of the Note and finally to any other indebtedness secured hereunder. Any surplus proceeds shall be paid over to the Borrower. However, in the event such proceeds prove insufficient to satisfy all obligations of the Borrower under the Note, then the Borrower shall remain personally liable for the resulting deficiency.

SECTION 9. CERTAIN WAIVERS.

The Borrower waives, to the fullest extent permitted by law:

(a) Any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral or other collateral or security for the Borrower’s obligations under the Note;

(b) Any right to require the Company (i) to proceed against any other person or entity, (ii) to exhaust any other collateral or security for any of the Borrower’s obligations under the Note, (iii) to pursue any remedy in the Company’s power, (iv) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral or (v) to direct the application of payments or security for any obligations of the Borrower under the Note; and

(c) All claims, damages and demands against the Company arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

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SECTION 10. OTHER REMEDIES.

The rights, powers and remedies granted to the Company and the Borrower pursuant to the provisions of this Agreement shall be in addition to all rights, powers and remedies granted to the Company and the Borrower under any statute or rule of law. Any forbearance, failure or delay by the Company or the Borrower in exercising any right, power or remedy under this Agreement shall not be deemed to be a waiver of such right, power or remedy. Any single or partial exercise of any right, power or remedy under this Agreement shall not preclude the further exercise thereof, and every right, power and remedy of the Company and the Borrower under this Agreement shall continue in full force and effect, unless such right, power or remedy is specifically waived by an instrument executed by the Company or the Borrower, as the case may be.

SECTION 11. COSTS AND EXPENSES.

All reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Company in the exercise or enforcement of any right, power or remedy granted it under this Agreement shall become part of the indebtedness secured hereunder and shall constitute a personal liability of the Borrower payable immediately upon demand and bearing interest until paid at the Company’s bank interest rate then being earned by the Company on its deposits.

SECTION 12. APPLICABLE LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (except their choice-of-law provisions) and shall be binding upon the executors, administrators, heirs and assigns of the Borrower.

SECTION 13. ARBITRATION.

Any controversy between the parties hereto involving the construction or application of any terms, covenants or conditions of this Agreement or the Note, or any claims arising out of or relating to this Agreement or the Note, or the breach hereof or thereof, will be submitted to and settled by final and binding arbitration in San Francisco, California, in accordance with the rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. In the event of any arbitration under this Agreement or the Note, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys’ fees and costs incurred therein or in the enforcement or collection of any judgment or award rendered therein. The “prevailing party” means the party determined by the arbitrator to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

SECTION 14. SEVERABILITY.

If any provision of this Agreement is held to be invalid under applicable law, then such provision shall be ineffective only to the extent of such invalidity, and neither the remainder of such provision nor any other provisions of this Agreement shall be affected thereby.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, this Agreement has been executed by the Borrower on January 29, 2016.

/s/ Paul Melchiorre
Paul Melchiorre

Address:

Agreed to and Accepted by:

ANAPLAN, INC.

By:	/s/ Frederic Laluyaux
Name: Frederic Laluyaux
Title: Chief Executive Officer

Dated: January 29, 2016

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EXHIBIT III

SECTION 83(b) ELECTION

This statement is made under Section 83(b) of the Internal Revenue Code of 1986, as amended, pursuant to Treasury Regulations Section 1.83-2.

(a)	The taxpayer who performed the services is:

Name:	Paul Melchiorre

Address:

Social Security No.:

(b)	The property with respect to which the election is made is 1,000,000 shares of the common stock of Anaplan, Inc.

(c)	The property was transferred on January 29, 2016.

(d)	The taxable year for which the election is made is the calendar year 2016.

(e)

The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer’s service with the issuer terminates. The issuer’s repurchase right lapses in a series of installments over a four-year period following the date on which the taxpayer commenced providing services to the issuer.

(f)	The fair market value of such property at the time of transfer (determined without regard to any restriction other than a restriction that by its terms will never lapse) is $4.59 per share.

(g)	The amount paid for such property is $4.59 per share.

(h)	A copy of this statement was furnished to Anaplan, Inc., for whom taxpayer rendered the services underlying the transfer of such property.

(i)	This statement is executed on .

Signature of Spouse (if any)	Signature of Taxpayer

Within 30 days after the date of purchase, this election must be filed with the Internal Revenue Service Center where the Purchaser files his or her federal income tax returns. The filing should be made by registered or certified mail, return receipt requested. The Purchaser must (a) file a copy of the completed form with his or her federal tax return for the current tax year and (b) deliver an additional copy to the Company.

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